Exhibit 99.1

SandRidge Energy, Inc. Updates Shareholders on Operations

and Reports Financial Results for Fourth Quarter and Full Year of 2014

Reported Adjusted Earnings of $0.08 per Diluted Share and Adjusted EBITDA of $224 Million

for the Fourth Quarter of 2014

2014 Production of 29.0 MMBoe vs 28.7 MMBoe Guidance Midpoint

Grew Fourth Quarter 2014 Mid-Continent Production to 76.1 MBoed, up 47% vs Fourth Quarter

2013 and 14% vs Third Quarter of 2014

2015 Capital Plan Set at $700MM, 56% Below 2014 Level

2015 Production Guidance of 28.0 to 30.5 MMBoe, Pro-Forma Midpoint Up ~6% Year-Over-Year

Ramp Down to 7 Rigs by Mid-Year, Drilling 40% Multilaterals in Total Program

Targeting ~20% Mississippian per Lateral Cost Reduction to ~$2.4MM in 2H 2015

2014 Year End Reserves of 516 MMBoe, up 37% Pro-Forma for Divestitures

604% Reserve Replacement and All-in Finding and Development Cost of $9.00 per Boe

PUD Type Curve EUR Increased to 484 MBoe from 380 MBoe, Up 27% Year-Over-Year

Oklahoma City, Oklahoma, February 26, 2015 – SandRidge Energy, Inc. (NYSE: SD) posted financial and operational results for the period ended December 31, 2014. Additionally, presentation slides will be available on the Company’s website, www.sandridgeenergy.com, under Investor Relations/Events at 7am EST on February 27.

Along with Q4 financial results, SandRidge today announced its reduced 2015 capital plan, year-end 2014 reserves growth, and an increased PUD type curve.

The Company intends to improve its capital efficiency in the current price environment, which would preserve drilling project economics and grow the location inventory. Capital efficiencies will be captured through durable innovations in the development program and service cost reductions. Principles of the 2015 drilling capital allocation include only investing in projects with an expected attractive return at recent strip pricing and making efficient use of existing infrastructure.

•	Cost reductions will be from a combination of process efficiencies, expanded use of multilaterals and service provider cost reductions.

•	Second half targeted costs with the new PUD type curve are expected to yield 40%+ IRR at recent strip pricing, similar to previous type curve and cost structure returns at $80 WTI.

James Bennett, Chief Executive Officer and President commented, “We remain intensely aware of the current pricing environment and know that it requires bold steps. Our 2015 focus is on visibility of improved capital efficiency and balance sheet flexibility. This means we are reducing our capital expenditure program by 56% from 2014 levels to $700 million in 2015, and we are now high-grading every new well based on strict cost control, offset well performance and proximity to existing infrastructure. We have maintained liquidity and financial flexibility, including renegotiating our covenants and reaffirming our borrowing base at $900 million. These moves, coupled with the recent outstanding additions to our senior management team and board of directors have positioned us for a successful 2015.”

Key Financial Results

Fourth Quarter

•	Adjusted EBITDA, pro forma for divestitures and net of noncontrolling interest, was $224 million in the fourth quarter of 2014 compared to $190 million in the fourth quarter of 2013, 18% year-over-year growth.

•	Adjusted operating cash flow of $203 million for fourth quarter 2014 compared to $243 million in fourth quarter 2013.

•	Adjusted net income of $44.1 million, or $0.08 per diluted share, for fourth quarter 2014 compared to $39.2 million, or $0.07 per diluted share, in fourth quarter 2013.

Full Year

•	Adjusted EBITDA, pro forma for divestitures and net of noncontrolling interest, was $820 million in 2014 compared to $609 million in 2013, 35% year-over-year growth.

•	Adjusted operating cash flow of $712 million for 2014 compared to $812 million in 2013.

•	Adjusted net income of $149.9 million, or $0.26 per diluted share, for 2014 compared to $103.9 million, or $0.18 per diluted share, in 2013.

Additional Financial Information

The Company closed 2014 with $181 million in cash and approximately $900 million credit facility availability.

In February 2015, the Company’s senior credit facility was amended, and the facility’s borrowing base was set at $900 million. As part of the amendment, the maximum total leverage ratio was suspended until June 30, 2016, and beginning March 31, 2015, a maximum senior secured leverage ratio of 2.25x will apply as will a minimum interest coverage ratio. Additionally, the amendment permits the Company to incur junior debt in an amount not to exceed $500 million and increases by 0.25% the margin used in the calculation of interest under the senior credit facility. More detailed disclosures regarding the amendment will be included in the Company’s Annual Report on Form 10-K.

•	Full-year 2014 Adjusted G&A cost per Boe down 22% from 2013, from $5.02 to $3.90

Adjusted net income available to common stockholders, pro forma adjusted EBITDA and adjusted operating cash flow are non-GAAP financial measures. Each measure is defined and reconciled to the most directly comparable GAAP measure under “Non-GAAP Financial Measures” beginning on page 10.

Drilling and Operational Activities

“I’m pleased we exited 2014 on a solid note operationally,” stated James Bennett, SandRidge’s Chief Executive Officer and President. “Our Mid-Continent asset base continues to demonstrate strong results as our reserves grew by 37% while attaining over 600% production replacement at $9.00 per Boe finding cost. With the success of our multilateral program, averaging 20% of our laterals in the second half of 2014, we are expanding this innovative development approach to 40% of our program for 2015. Our resource expansion and innovation programs were bolstered by the addition of our first two mile lateral in the Mississippian and our continued successes in the Chester and Woodford. The 2015 budget also keeps a meaningful commitment to continued new ventures and appraisal initiatives. Looking further into 2015, our utilization of existing power and salt water disposal assets will contribute to an approximate 60% reduction in new infrastructure investments.”

Operational Highlights

•	2014 year-end reserve metrics

•	604% reserve replacement overall with all-in F&D of $9.00 per Boe

•	Added 143 MMBoe through the drill bit with 517% drill bit reserve replacement

•	34% increase in consolidated SEC PV-10 reserves value to $5.5 billion

•	37% increase in consolidated proved reserves to 516 MMBoe

•	26% increase in consolidated proved liquids reserves of 218 MMBbls

•	65% of total reserves are proved developed reserves, 74% of value is proved developed

•	Proved reserves/production ratio of 18.7 years

•	Mississippian PUD type curve increased 27% in overall EUR to 484 Mboe, oil EUR remained unchanged at 118 Mbo, gas EUR increased 37% to 1.6 Bcf

•	3 New Q4 Woodford wells delivered 397 Boe per day 30-day IPs (77% oil)

•	10 New Q4 Chester wells delivered 470 Boe per day 30-day IPs (59% oil)

•	Full-year Mid-Continent lateral cost averaged $3.0 million

•	121 Q4 Mid-Continent laterals had an average 30-day IP of 378 Boe per day (8% above new type curve)

•	At a $2.6 MM program average, 39 laterals in the 2014 multilateral program delivered 100% of new type curve 90-day cumulative production at 85% of a Mississippian single lateral cost

Mid-Continent: During the fourth quarter of 2014, SandRidge drilled 122 laterals: 100 in Oklahoma and 22 in Kansas. The Company averaged 33 horizontal rigs operating in the play: 27 in Oklahoma and 6 in Kansas. Additionally, the Company averaged 3 rigs drilling disposal wells. The Company’s Mid-Continent assets produced 76.1 MBoe per day during the fourth quarter (36% Oil, 17% NGLs, 47% Natural Gas).

Permian Basin: In the Company’s Permian properties, 23 wells were drilled during the fourth quarter of 2014, all for SandRidge Permian Trust. The Company’s Permian Basin assets produced 5.3 MBoe per day during the quarter (86% Oil, 9% NGLs, 5% Natural Gas).

Other Operating Areas: During the fourth quarter, SandRidge’s legacy west Texas properties produced approximately 5.5 MBoe per day (1% Oil, 99% Natural Gas). Additionally, its legacy Mid-Continent assets produced 1.5 MBoe per day in the quarter (15% Oil, 16% NGLs, 69% Natural Gas).

Royalty Trusts: As of December 31, 2014, the Company had fulfilled its drilling obligation to the Permian Trust (PER) by drilling and perforating for completion approximately 888 equivalent Trust Development Wells. The Company was obligated to drill seven development wells for SandRidge Mississippian Trust II (SDR). The Company expects to complete its drilling obligations for SDR in the first quarter of 2015.

Proved Reserves

The Company’s estimated consolidated proved reserves as of December 31, 2014 were 516 MMBoe, representing a 37% increase (after adjustments for divestitures) from December 31, 2013. During 2014, the Company recognized additional proved reserves of 143 MMBoe from discoveries and extensions, and 20 MMBoe from revisions of previous estimates. The overall EUR for the Company’s PUD type curve increased 27% to 484 MBoe.

Proved developed reserves constituted 65% of total proved reserves as of December 31, 2014. The December 31, 2014 estimated future net cash flows from consolidated proved reserves, discounted at an annual rate of 10%, before income taxes (“PV-10”) were $5.5 billion, an increase of 34% (after adjustments for divestitures) from December 31, 2013. Third party engineers prepared reserve reports for a combined 93% of the total proved PV-10 value as of December 31, 2014.

Considering only those assets retained by the Company after divestitures, the Company achieved reserve replacement of 604%, primarily due to continued successful execution of horizontal drilling programs in the Mississippian play. SandRidge’s all-in finding and development cost for retained assets, which include land and geophysical costs, were $9.00 per barrel of oil equivalent.

SEC Reserves and Value

	Net Resv	Liquids	Oil	NGL	Gas	PV-10
	(Mboe) (1)	(MBbls)	(MBbls)	(MBbls)	(MMcf)	(in millions) (2)

Year End 2013 ($93.42 / $3.67) (3)	376,634	172,792	116,309	56,483	1,223,054	$4,103

Acquisitions	3,538	1,450	1,009	441	12,527

Production	(27,632)	(13,945)	(10,203)	(3,741)	(82,122)

Extensions	142,967	65,103	37,603	27,500	467,185

Revisions	20,348	(7,583)	(18,687)	11,103	167,589

Year End 2014 ($91.48 / $4.35)	515,855	217,817	126,031	91,786	1,788,233	$5,516

(1)	Includes approximately 27,594 MBoe and 29,922 MBoe attributable to noncontrolling interests at December 31, 2014 and 2013, respectively.
(2)	Includes PV-10 attributable to noncontrolling interests of approximately $645 million and $783 million at December 31, 2014 and 2013, respectively.
(3)	Pro Forma year end 2013 excluding 56,797 MBoe and $1,089 million PV-10 from the sale of Gulf of Mexico, Gulf Coast properties.

Standardized Measure of Discounted Net Cash Flows to PV-10 Reconciliation

	December 31,
			Sale	Pro Forma
	2014	2013	Adjustment	2013
	(in millions)

Standardized measure of discounted net cash flows (1)(2)	$4,088	$4,018	$(843)	$3,175
Present value of future net income tax expense discounted at 10%	1,428	1,174	(246)	928

PV-10 (3)	$5,516	$5,192	$(1,089)	$4,103

(1)	Includes approximately $643 million and $782 million attributable to SandRidge noncontrolling interests at December 31, 2014 and 2013, respectively.
(2)	Represents an allocation of the Company’s Standardized Measure to the sale properties based on PV-10 attributable to sale properties relative to the Company’s total PV-10.
(3)	Includes approximately $645 million and $783 million attributable to SandRidge noncontrolling interests at December 31, 2014 and 2013, respectively.

Operational and Financial Statistics

Information regarding the Company’s production, pricing, costs and earnings is presented below:

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Production
Oil (MBbl)	2,949	3,377	10,876	14,279
NGL (MBbl)	1,294	683	3,794	2,291
Natural gas (MMcf)	23,362	24,891	85,697	103,233
Oil equivalent (MBoe)	8,137	8,209	28,953	33,776
Daily production (MBoed)	88.4	89.2	79.3	92.5

Average price per unit
Realized oil price per barrel - as reported	$70.32	$94.96	$89.86	$97.58
Realized impact of derivatives per barrel	19.38	2.12	4.32	1.32

Net realized price per barrel	$89.70	$97.08	$94.18	$98.90

Realized NGL price per barrel - as reported	$24.85	$36.74	$33.41	$35.16
Realized impact of derivatives per barrel	—	—	—	—

Net realized price per barrel	$24.85	$36.74	$33.41	$35.16

Realized natural gas price per Mcf - as reported	$3.28	$3.33	$3.70	$3.36
Realized impact of derivatives per Mcf	0.14	0.23	(0.12)	0.10

Net realized price per Mcf	$3.42	$3.56	$3.58	$3.46

Realized price per Boe - as reported	$38.84	$52.23	$49.08	$53.89

Net realized price per Boe - including impact of derivatives	$46.29	$53.79	$50.36	$54.79

Average cost per Boe
Lease operating	$11.01	$15.41	$11.95	$15.29
Production taxes	0.95	0.91	1.10	0.96

General and administrative
General and administrative, excluding stock-based compensation	$2.91	$3.87	$3.55	$7.26
Stock-based compensation	0.51	0.73	0.69	2.52

Total general and administrative	$3.42	$4.60	$4.24	$9.78

General and administrative - adjusted
General and administrative, excluding stock-based compensation (1)	$2.87	$3.49	$3.28	$4.14
Stock-based compensation (2)	0.51	0.63	0.62	0.88

Total general and administrative - adjusted	$3.38	$4.12	$3.90	$5.02

Depletion (3)	$13.57	$17.35	$15.31	$17.90

Lease operating cost per Boe
Mid-Continent	$8.11	$6.91	$7.87	$7.53

Earnings per share
Earnings (loss) per share applicable to common stockholders
Basic	$0.55	$0.06	$0.42	$(1.27)
Diluted	0.48	0.06	0.42	(1.27)

Adjusted net income per share available to common stockholders
Basic	$0.07	$0.05	$0.21	$0.10
Diluted	0.08	0.07	0.26	0.18

Weighted average number of common shares outstanding (in thousands)
Basic	463,174	483,936	479,644	481,148
Diluted (4)	551,304	574,832	571,453	571,801

(1)	Excludes transaction costs, legal settlements, severance and consent solicitation costs totaling $0.3 million and $7.9 million for the three-month period and year ended December 31, 2014, respectively. Excludes transaction costs, legal settlements, severance, annual incentive plan adoption effect and consent solicitation costs totaling $3.2 million and $105.4 million for the three-month period and year ended December 31, 2013, respectively.
(2)	Year ended December 31, 2014 excludes $2.2 million for the acceleration of certain stock awards. Three-month period and year ended December 31, 2013 exclude $0.8 million and $55.5 million, respectively, for the acceleration of certain stock awards.
(3)	Includes accretion of asset retirement obligation.
(4)	Includes shares considered antidilutive for calculating earnings per share in accordance with GAAP for certain periods presented.

Capital Expenditures

The table below summarizes the Company’s capital expenditures for the three and twelve-month periods ended December 31, 2014 and 2013:

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
	(in thousands)

Drilling and production
Mid-Continent	$370,768	$197,145	$1,113,827	$844,167
Permian Basin	24,722	36,574	180,510	192,477
Gulf of Mexico/Gulf Coast	—	30,968	22,975	192,668

	395,490	264,687	1,317,312	1,229,312

Leasehold and geophysical
Mid-Continent	50,389	48,263	177,685	100,874
Permian Basin	167	493	791	14
Gulf of Mexico/Gulf Coast	—	2,377	159	4,449
WTO/Tertiary/Other	3,429	1,375	10,795	5,686

	53,985	52,508	189,430	111,023

Inventory	2,086	(7,563)	1,358	(21,947)

Total exploration and development	451,561	309,632	1,508,100	1,318,388

Drilling and oil field services	7,508	2,468	18,385	7,125
Midstream	18,796	8,823	44,606	55,706
Other - general	10,487	4,505	37,798	42,664

Total capital expenditures, excluding acquisitions	488,352	325,428	1,608,889	1,423,883

Acquisitions	1,464	1,501	18,384	17,028

Total capital expenditures	$489,816	$326,929	$1,627,273	$1,440,911

Derivative Contracts

The table below sets forth the Company’s consolidated oil, natural gas, and basis hedges for the years 2015 and 2016 as of February 25, 2015 and includes contracts that have been novated to or the benefits of which have been conveyed to SandRidge sponsored royalty trusts.

	Quarter Ending
	3/31/2015	6/30/2015	9/30/2015	12/31/2015

Oil (MMBbls):
Swap Volume	2.29	1.73	1.01	0.55
Swap	$92.71	$91.55	$92.43	$94.11

Three-way Collar Volume	0.72	0.73	1.56	1.56
Call Price	$103.13	$103.13	$103.65	$103.65
Put Price	$90.82	$90.82	$90.03	$90.03
Short Put Price	$73.13	$73.13	$78.15	$78.15

Natural Gas (Bcf):
Swap Volume	14.40	1.82	1.84	1.84
Swap	$4.62	$4.20	$4.20	$4.20

Collar Volume	0.25	0.25	0.25	0.25
Collar: High	$8.55	$8.55	$8.55	$8.55
Collar: Low	$4.00	$4.00	$4.00	$4.00

Natural Gas Basis (Bcf)
Swap Volume	9.65	15.47	15.64	15.64
Swap	(0.29)	(0.30)	(0.30)	(0.30)

	Year Ending
	12/31/2015	12/31/2016
Oil (MMBbls):
Swap Volume	5.59	1.46
Swap	$92.44	$88.36

Three-way Collar Volume	4.58	2.56
Call Price	$103.48	$100.85
Put Price	$90.28	$90.00
Short Put Price	$76.56	$83.14

Natural Gas (Bcf):
Swap Volume	19.90	—
Swap	$4.51	—

Collar Volume	1.01	—
Collar: High	$8.55	—
Collar: Low	$4.00	—

Natural Gas Basis (Bcf)
Swap Volume	56.4	—
Swap	(0.30)	—

Balance Sheet

The Company’s capital structure at December 31, 2014 and 2013 is presented below:

	December 31, 2014	December 31, 2013
	(in thousands)

Cash and cash equivalents	$181,253	$814,663

Senior Notes
8.75% Senior Notes due 2020, net	445,402	444,736
7.5% Senior Notes due 2021	1,178,486	1,178,922
8.125% Senior Notes due 2022	750,000	750,000
7.5% Senior Notes due 2023, net	821,548	821,249

Total debt	3,195,436	3,194,907

Stockholders’ equity
Preferred stock	6	8
Common stock	477	483
Additional paid-in capital	5,201,524	5,294,551
Treasury stock, at cost	(6,980)	(8,770)
Accumulated deficit	(3,257,202)	(3,460,462)

Total SandRidge Energy, Inc. stockholders’ equity	1,937,825	1,825,810

Noncontrolling interest	1,271,995	1,349,817

Total capitalization	$6,405,256	$6,370,534

During the fourth quarter of 2014, the Company’s net debt, net of cash balances, increased by approximately $410 million as a result of funding the Company’s drilling program. On December 31, 2014, the Company had no amount drawn under its $900 million senior credit facility. The Company was in compliance with all applicable covenants contained in its debt instruments during the fourth quarter and through and as of the date of this release.

2015 Operational Guidance

The Company is initiating 2015 guidance of total production of 28.0-30.5 MMBoe, or 6% organic growth at the midpoint, and capital expenditures of $700 million. The Company plans to spend approximately $400 million on Mid-Continent focus area drilling and approximately $30 million on appraisal drilling outside its focus acreage. The Company began 2015 with 32 rigs and expects to reduce to 7 rigs by mid-year, drilling approximately 180 laterals in its focus area in 2015. Additional 2015 Guidance detail is available on the Company’s website, www.sandridgeenergy.com, under Investor Relations/Guidance.

Projection as of
February 26, 2015

Production
Oil (MMBbls)	9.0 - 10.0
Natural Gas Liquids (MMBbls)	4.0 - 5.0

Total Liquids (MMBbls)	13.0 - 15.0
Natural Gas (Bcf)	89.5 - 93.5

Total (MMBoe)	28.0 - 30.5

Price Realization
Oil (differential below NYMEX WTI)	$3.75
Natural Gas Liquids (realized % of NYMEX WTI)	30%
Natural Gas (differential below NYMEX Henry Hub)	$0.75

Costs per Boe
Lifting	$12.25 - $13.00
Production Taxes	0.65 - 0.85
DD&A - oil & gas	12.00 - 15.00
DD&A - other	2.00 - 2.20

Total DD&A	$14.00 - $17.20
G&A - cash	3.00 - 3.50
G&A - stock	0.50 - 0.75

Total G&A	$3.50 - $4.25

EBITDA from Oilfield Services and Other ($ in millions) (1)	$10
Adjusted Net Income Attributable to Noncontrolling Interest ($ in millions) (2)	$60
Adjusted EBITDA Attributable to Noncontrolling Interest ($ in millions) (3)	$90

Corporate Tax Rate	0%
Deferral Rate	0%

Capital Expenditures ($ in millions)
Exploration and Production	$612
Land and Geophysical	38

Total Exploration and Production	$650
Oil Field Services	5
Electrical/Midstream	30
General Corporate	15

Total Capital Expenditures (excluding acquisitions)	$700

(1)	EBITDA from Oilfield Services and Other is a non-GAAP financial measure as it excludes from net income interest expense, income tax expense and depreciation, depletion and amortization. The most directly comparable GAAP measure for EBITDA from Oilfield Services and Other is Net Income from Oilfield Services and Other. Information to reconcile this non-GAAP financial measure to the most directly comparable GAAP financial measure is not available at this time, as management is unable to forecast the excluded items for future periods and/or does not forecast the excluded items on a segment basis.
(2)	Adjusted Net Income Attributable to Noncontrolling Interest is a non-GAAP financial measure as it excludes gain or loss due to changes in fair value of derivative contracts and gain or loss on sale of assets. The most directly comparable GAAP measure for Adjusted Net Income Attributable to Noncontrolling Interest is Net Income Attributable to Noncontrolling Interest. Information to reconcile this non-GAAP financial measure to the most directly comparable GAAP financial measure is not available at this time, as management is unable to forecast the excluded items for future periods.
(3)	Adjusted EBITDA Attributable to Noncontrolling Interest is a non-GAAP financial measure as it excludes from net income interest expense, income tax expense, depreciation, depletion and amortization, gain or loss due to changes in fair value of derivative contracts and gain or loss on sale of assets. The most directly comparable GAAP measure for Adjusted EBITDA Attributable to Noncontrolling Interest is Net Income Attributable to Noncontrolling Interest. Information to reconcile this non-GAAP financial measure to the most directly comparable GAAP financial measure is not available at this time, as management is unable to forecast the excluded items for future periods.

Non-GAAP Financial Measures

Adjusted operating cash flow, adjusted EBITDA, pro forma adjusted EBITDA, adjusted net income and adjusted net income attributable to noncontrolling interest are non-GAAP financial measures.

The Company defines adjusted operating cash flow as net cash provided by operating activities before changes in operating assets and liabilities and adjusted for cash received (paid) on financing derivatives. It defines EBITDA as net income (loss) before income tax (benefit) expense, interest expense and depreciation, depletion and amortization and accretion of asset retirement obligations. Adjusted EBITDA, as presented herein, is EBITDA excluding asset impairment, interest income, (gain) loss on derivative contracts net of cash received on settlement of derivative contracts, loss on sale of assets, transaction costs, legal settlements, consent solicitation costs, severance, loss on extinguishment of debt and other various non-cash items (including non-cash portion of noncontrolling interest and stock-based compensation). Pro forma adjusted EBITDA, as presented herein, is adjusted EBITDA excluding adjusted EBITDA attributable to properties or subsidiaries sold during the period.

Adjusted operating cash flow and adjusted EBITDA are supplemental financial measures used by the Company’s management and by securities analysts, investors, lenders, rating agencies and others who follow the industry as an indicator of the Company’s ability to internally fund exploration and development activities and to service or incur additional debt. The Company also uses these measures because adjusted operating cash flow and adjusted EBITDA relate to the timing of cash receipts and disbursements that the Company may not control and may not relate to the period in which the operating activities occurred. Further, adjusted operating cash flow and adjusted EBITDA allow the Company to compare its operating performance and return on capital with those of other companies without regard to financing methods and capital structure. These measures should not be considered in isolation or as a substitute for net cash provided by operating activities prepared in accordance with generally accepted accounting principles (“GAAP”). Adjusted EBITDA should not be considered as a substitute for net income, operating income, cash flows from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted EBITDA excludes some, but not all, items that affect net income and operating income and these measures may vary among other companies. Therefore, the Company’s adjusted EBITDA may not be comparable to similarly titled measures used by other companies.

Management also uses the supplemental financial measure of adjusted net income, which excludes tax (benefit) expense adjustments, asset impairment, (gain) loss on derivative contracts net of cash received on settlement of derivative contracts, loss on sale of assets, transaction costs, legal settlements, consent solicitation costs, loss on extinguishment of debt, severance and other non-cash items from income (loss) applicable to common stockholders. Management uses this financial measure as an indicator of the Company’s operational trends and performance relative to other oil and natural gas companies and believes it is more comparable to earnings estimates provided by securities analysts. Adjusted net income is not a measure of financial performance under GAAP and should not be considered a substitute for loss applicable to common stockholders.

The supplemental measure of adjusted net income attributable to noncontrolling interest is used by the Company’s management to measure the impact on the Company’s financial results of the ownership by third parties of interests in the Company’s less than wholly-owned consolidated subsidiaries. Adjusted net income attributable to noncontrolling interest excludes the portion of asset impairment, (gain) loss on derivative contracts net of cash received on settlement of derivative contracts, legal settlement and loss on sale of assets attributable to third-party ownership in less than wholly-owned consolidated subsidiaries from net loss attributable to noncontrolling interest. Adjusted net income attributable to noncontrolling interest is not a measure of financial performance under GAAP and should not be considered a substitute for net income attributable to noncontrolling interest.

The tables below reconcile the most directly comparable GAAP financial measures to operating cash flow, EBITDA and adjusted EBITDA, adjusted net income available to common stockholders and adjusted net income attributable to noncontrolling interest.

Reconciliation of Net Cash Provided by Operating Activities to Adjusted Operating Cash Flow

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013 (restated)	2014	2013
	(in thousands)

Net cash provided by operating activities	$225,430	$273,623	$621,114	$868,630

Add (deduct)
Cash received (paid) on financing derivatives	—	1,561	(44,128)	6,660
Changes in operating assets and liabilities	(22,890)	(32,531)	134,725	(63,681)

Adjusted operating cash flow	$202,540	$242,653	$711,711	$811,609

Reconciliation of Net Income (Loss) to EBITDA, Adjusted EBITDA and Pro Forma Adjusted EBITDA

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013 (restated)	2014	2013
	(in thousands)

Net income (loss)	$265,177	$43,362	$253,285	$(553,889)

Adjusted for
Income tax (benefit) expense	(162)	(1,616)	(2,293)	5,684
Interest expense (1)	60,478	62,155	244,712	274,591
Depreciation and amortization - other	14,286	15,508	59,636	62,136
Depreciation and depletion - oil and natural gas	109,274	133,664	434,295	567,732
Accretion of asset retirement obligations	1,165	8,726	9,092	36,777

EBITDA	450,218	261,799	998,727	393,031

Asset impairment	24,802	9,950	192,768	26,280
Interest income	(58)	(375)	(603)	(1,962)
Stock-based compensation	3,494	4,582	15,504	27,351
(Gain) loss on derivative contracts	(329,219)	(22,928)	(334,011)	47,123
Cash received upon settlement of derivative contracts (2)	60,611	12,780	37,229	31,499
Other non-cash (income) expense	(213)	465	(1,257)	189
Loss on sale of assets (3)	988	722	10	399,086
Transaction costs	103	37	502	2,255
Legal settlements	—	(5,689)	23	(4,608)
Consent solicitation costs	297	499	620	22,834
Effect of Annual Incentive Plan adoption	—	—	—	14,735
Severance	(53)	2,130	8,874	122,505
Loss on extinguishment of debt	—	—	—	82,005
Non-cash portion of noncontrolling interest (4)	13,465	(10,575)	(45,053)	(142,670)

Adjusted EBITDA	$224,435	$253,397	$873,333	$1,019,653

Pro forma adjustments

Less EBITDA attributable to
Permian properties sold (2013)	—	—	—	(50,574)
Gulf of Mexico properties sold (2014)	—	(63,099)	(53,376)	(360,045)

Pro forma adjusted EBITDA	$224,435	$190,298	$819,957	$609,034

(1)	Excludes unrealized gains on interest rate swaps of $2.4 million for the year ended December 31, 2013.
(2)	Excludes amounts paid upon early settlement of derivative contracts.
(3)	Includes loss on the Permian divestiture of approximately $398.9 million for the year ended December 31, 2013.
(4)	Represents depreciation and depletion, impairment, loss on sale of Permian Properties (2013), loss on commodity derivative contracts net of cash (paid) received on settlement, legal settlement and income tax expense attributable to noncontrolling interests.

Reconciliation of Net Cash Provided by Operating Activities to Adjusted EBITDA

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013 (restated)	2014	2013
	(in thousands)

Net cash provided by operating activities	$225,430	$273,623	$621,114	$868,630

Changes in operating assets and liabilities	(22,890)	(32,531)	134,725	(63,681)
Interest expense (1)	60,478	62,155	244,712	274,591
Cash paid on early settlement of derivative contracts	—	—	25,434	29,623
Transaction costs	103	37	502	2,255
Legal settlements	—	(5,689)	23	(4,608)
Consent solicitation costs	297	499	620	22,834
Effect of Annual Incentive Plan adoption	—	—	—	14,735
Severance	(53)	1,319	6,722	67,004
Noncontrolling interest - SDT (2)	(7,051)	(7,275)	(24,412)	(39,384)
Noncontrolling interest - SDR (2)	(9,010)	(13,708)	(41,261)	(66,372)
Noncontrolling interest - PER (2)	(19,353)	(21,167)	(77,988)	(77,918)
Noncontrolling interest - Other (2)	—	1,558	(4)	1,594
Other non-cash items	(3,516)	(5,424)	(16,854)	(9,650)

Adjusted EBITDA	$224,435	$253,397	$873,333	$1,019,653

(1)	Excludes unrealized gains on interest rate swaps of $2.4 million for the year ended December 31, 2013.
(2)	Excludes depreciation and depletion, impairment, loss on sale of Permian Properties (2013), loss on commodity derivative contracts net of cash (paid) received on settlement, legal settlement and income tax expense attributable to noncontrolling interests.

Reconciliation of Income (Loss) Applicable to Common Stockholders to Adjusted Net Income Available to Common Stockholders

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013 (restated)	2014	2013
	(in thousands)

Income (loss) applicable to common stockholders	$254,295	$29,480	$203,260	$(609,414)

Tax (benefit) expense adjustment	—	(860)	(1,160)	3,842
Asset impairment (1)	24,802	9,950	162,895	26,280
(Gain) loss on derivative contracts (1)	(297,028)	(21,449)	(304,636)	31,942
Cash received upon settlement of derivative contracts (1)	50,109	12,723	31,609	31,313
Loss on sale of assets (1)	988	722	10	327,382
Transaction costs	103	37	502	2,255
Legal settlements (1)	—	(5,689)	23	(4,960)
Consent solicitation costs	297	499	620	22,834
Effect of Annual Incentive Plan adoption	—	—	—	14,735
Severance	(53)	2,130	8,874	122,505
Loss on extinguishment of debt	—	—	—	82,005
Other non-cash income	(133)	(2,203)	(1,823)	(4,752)
Effect of income taxes	(114)	(35)	(330)	2,359

Adjusted net income available to common stockholders	33,266	25,305	99,844	48,326
Preferred stock dividends	10,882	13,882	50,025	55,525

Total adjusted net income	$44,148	$39,187	$149,869	$103,851

Weighted average number of common shares outstanding
Basic	463,174	483,936	479,644	481,148
Diluted (2)	551,304	574,832	571,453	571,800

Total adjusted net income
Per share - basic	$0.07	$0.05	$0.21	$0.10

Per share - diluted	$0.08	$0.07	$0.26	$0.18

(1)	Excludes amounts attributable to noncontrolling interests.
(2)	Weighted average fully diluted common shares outstanding for certain periods presented includes shares that are considered antidilutive for calculating earnings per share in accordance with GAAP.

Reconciliation of Net Income Attributable to Noncontrolling Interest to Adjusted Net Income Attributable to Noncontrolling Interest

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
	(in thousands)

Net income attributable to noncontrolling interest	$48,880	$30,017	$98,613	$39,410

Asset impairment	—	—	29,873	—
Loss on sale of assets - Permian	—	—	—	71,704
Legal settlement	—	—	—	352
(Gain) loss on derivative contracts	(32,191)	(1,479)	(29,375)	15,181
Cash received on settlement of derivative contracts	10,502	57	5,620	186

Adjusted net income attributable to noncontrolling interest	$27,191	$28,595	$104,731	$126,833

Conference Call Information

The Company will host a conference call to discuss these results on Friday, February 27, 2015 at 8:00 am CST. The telephone number to access the conference call from within the U.S. is (877) 201-0168 and from outside the U.S. is (647) 788-4901. The passcode for the call is 54873736. An audio replay of the call will be available from February 27, 2015 until 11:59 pm CDT on March 27, 2015. The number to access the conference call replay from within the U.S. is (855) 859-2056 and from outside the U.S. is (404) 537-3406. The passcode for the replay is 54873736.

A live audio webcast of the conference call will also be available via SandRidge’s website, www.sandridgeenergy.com, under Investor Relations/Events. The webcast will be archived for replay on the Company’s website for 30 days.

Conference Participation

SandRidge Energy, Inc. will participate in the following upcoming events:

•	March 24, 2015 – Howard Weil Energy Conference; New Orleans, LA

•	April 20, 2015 – IPAA OGIS; NYC, New York

•	June 1, 2015 – RBC Energy Conference; NYC, New York

At 8:00 am Central Time on the day of each presentation, the corresponding slides and any webcast information will be accessible on the Investor Relations portion of the Company’s website at www.sandridgeenergy.com. Please check the website for updates regularly as this schedule is subject to change. Also, please note that SandRidge Energy, Inc. intends for its website to be used as a reliable source of information for all future events in which it may participate as well as updated presentations regarding the Company. Slides and webcasts (where applicable) will be archived and available for at least 30 days after each use or presentation.

First Quarter 2015 Earnings Release and Conference Call

May 6, 2015 (Wednesday) – Earnings press release after market close

May 7, 2015 (Thursday) – Earnings conference call at 8:00 am CST

SandRidge Energy, Inc. and Subsidiaries

Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2014	2013 (restated)	2014	2013

Revenues
Oil, natural gas and NGL	$316,044	$428,768	$1,420,879	$1,820,278
Drilling and services	18,808	16,989	76,088	66,586
Midstream and marketing	10,952	15,450	55,658	58,304
Construction contract	—	96	—	23,349
Other	1,077	3,805	6,133	14,871

Total revenues	346,881	465,108	1,558,758	1,983,388

Expenses
Production	89,615	126,516	346,088	516,427
Production taxes	7,704	7,473	31,731	32,292
Cost of sales	17,213	11,680	56,155	57,118
Midstream and marketing	9,246	13,690	49,905	53,644
Construction contract	—	96	—	23,349
Depreciation and depletion - oil and natural gas	109,274	133,664	434,295	567,732
Depreciation and amortization - other	14,286	15,508	59,636	62,136
Accretion of asset retirement obligations	1,165	8,726	9,092	36,777
Impairment	24,802	9,950	192,768	26,280
General and administrative	27,823	37,750	122,865	330,425
(Gain) loss on derivative contracts	(329,219)	(22,928)	(334,011)	47,123
Loss on sale of assets	988	722	10	399,086

Total expenses	(27,103)	342,847	968,534	2,152,389

Income (loss) from operations	373,984	122,261	590,224	(169,001)

Other income (expense)
Interest expense	(60,420)	(61,780)	(244,109)	(270,234)
Loss on extinguishment of debt	—	—	—	(82,005)
Other income, net	331	11,282	3,490	12,445

Total other expense	(60,089)	(50,498)	(240,619)	(339,794)

Income (loss) before income taxes	313,895	71,763	349,605	(508,795)
Income tax (benefit) expense	(162)	(1,616)	(2,293)	5,684

Net income (loss)	314,057	73,379	351,898	(514,479)
Less: net income attributable to noncontrolling interest	48,880	30,017	98,613	39,410

Net income (loss) attributable to SandRidge Energy, Inc.	265,177	43,362	253,285	(553,889)
Preferred stock dividends	10,882	13,882	50,025	55,525

Income available (loss applicable) to SandRidge Energy, Inc. common stockholders	$254,295	$29,480	$203,260	$(609,414)

Earnings (loss) per share
Basic	$0.55	$0.06	$0.42	$(1.27)

Diluted	$0.48	$0.06	$0.42	$(1.27)

Weighted average number of common shares outstanding
Basic	463,174	483,936	479,644	481,148

Diluted	551,304	484,699	499,743	481,148

SandRidge Energy, Inc. and Subsidiaries

Consolidated Balance Sheets

(in thousands, except per share data)

	December 31,
	2014	2013
ASSETS

Current assets
Cash and cash equivalents	$181,253	$814,663
Accounts receivable, net	330,077	349,218
Derivative contracts	291,414	12,779
Prepaid expenses	7,981	39,253
Other current assets	21,193	25,910

Total current assets	831,918	1,241,823
Oil and natural gas properties, using full cost method of accounting
Proved (includes development and project costs excluded from amortization of $53.6 million and $45.6 million at December 31, 2014 and 2013, respectively)	11,707,147	10,972,816
Unproved	290,596	531,606
Less: accumulated depreciation, depletion and impairment	(6,359,149)	(5,762,969)

	5,638,594	5,741,453

Other property, plant and equipment, net	576,463	566,222
Derivative contracts	47,003	14,126
Other assets	165,247	121,171

Total assets	$7,259,225	$7,684,795

LIABILITIES AND EQUITY
Current liabilities
Accounts payable and accrued expenses	$683,392	$812,488
Derivative contracts	—	34,267
Asset retirement obligations	—	87,063
Deferred tax liability	95,843	—
Other current liabilities	5,216	—

Total current liabilities	784,451	933,818
Long-term debt	3,195,436	3,194,907
Derivative contracts	—	20,564
Asset retirement obligations	54,402	337,054
Other long-term obligations	15,116	22,825

Total liabilities	4,049,405	4,509,168

Commitments and contingencies
Equity
SandRidge Energy, Inc. stockholders’ equity
Preferred stock, $0.001 par value, 50,000 shares authorized
8.5% Convertible perpetual preferred stock; 2,650 shares issued and outstanding at December 31, 2014 and 2013; aggregate liquidation preference of $265,000	3	3
6.0% Convertible perpetual preferred stock; 2,000 shares issued and outstanding with aggregate liquidation preference of $200,000 at December 31, 2013	—	2
7.0% Convertible perpetual preferred stock; 3,000 shares issued and outstanding at December 31, 2014 and 2013; aggregate liquidation preference of $300,000	3	3
Common stock, $0.001 par value, 800,000 shares authorized; 485,932 issued and 484,819 outstanding at December 31, 2014 and 491,609 issued and 490,290 outstanding at December 31, 2013	477	483
Additional paid-in capital	5,204,024	5,298,301
Additional paid-in capital - stockholder receivable	(2,500)	(3,750)
Treasury stock, at cost	(6,980)	(8,770)
Accumulated deficit	(3,257,202)	(3,460,462)

Total SandRidge Energy, Inc. stockholders’ equity	1,937,825	1,825,810
Noncontrolling interest	1,271,995	1,349,817

Total equity	3,209,820	3,175,627

Total liabilities and equity	$7,259,225	$7,684,795

SandRidge Energy, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(in thousands)

	Years Ended December 31,
	2014	2013

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$351,898	$(514,479)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation, depletion and amortization	493,931	629,868
Accretion of asset retirement obligations	9,092	36,777
Impairment	192,768	26,280
Debt issuance costs amortization	9,425	10,091
Amortization of discount, net of premium, on long-term debt	529	1,036
Loss on extinguishment of debt	—	82,005
Deferred income tax provision	—	3,842
(Gain) loss on derivative contracts	(334,011)	47,123
Cash received (paid) on settlement of derivative contracts	11,796	(5,879)
Loss on sale of assets	10	399,086
Stock-based compensation	19,994	85,270
Other	407	3,929
Changes in operating assets and liabilities increasing (decreasing) cash
Receivables	(63,492)	90,048
Costs in excess of billings	—	11,229
Prepaid expenses	9,549	(7,934)
Other current assets	3,164	(3,269)
Other assets and liabilities, net	(1,132)	5,777
Accounts payable and accrued expenses	(66,492)	101,453
Asset retirement obligations	(16,322)	(133,623)

Net cash provided by operating activities	621,114	868,630

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures for property, plant and equipment	(1,553,332)	(1,496,731)
Acquisitions of assets	(18,384)	(17,028)
Proceeds from sale of assets	714,475	2,584,115

Net cash (used in) provided by investing activities	(857,241)	1,070,356

CASH FLOWS FROM FINANCING ACTIVITIES
Repayments of borrowings	—	(1,115,500)
Premium on debt redemption	—	(61,997)
Debt issuance costs	(3,947)	(91)
Proceeds from the sale of royalty trust units	22,119	28,985
Noncontrolling interest distributions	(193,807)	(206,470)
Noncontrolling interest contributions	—	1,579
Acquisition of ownership interest	(2,730)	—
Stock-based compensation excess tax benefit	14	(4)
Purchase of treasury stock	(8,702)	(32,976)
Repurchase of common stock	(111,827)	—
Dividends paid - preferred	(55,525)	(55,525)
Cash received on shareholder receivable	1,250	1,250
Cash (paid) received on settlement of financing derivative contracts	(44,128)	6,660

Net cash used in financing activities	(397,283)	(1,434,089)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(633,410)	504,897
CASH AND CASH EQUIVALENTS, beginning of year	814,663	309,766

CASH AND CASH EQUIVALENTS, end of year	$181,253	$814,663

Supplemental Disclosure of Cash Flow Information
Cash paid for interest, net of amounts capitalized	$(235,793)	$(274,850)
Cash received (paid) for income taxes	$1,928	$(4,610)

Supplemental Disclosure of Noncash Investing and Financing Activities
Deposit on pending sale	$—	$(255,000)
Change in accrued capital expenditures	$(55,557)	$72,848
Asset retirement costs capitalized	$4,968	$5,078

For further information, please contact:

Duane M. Grubert

EVP – Investor Relations and Strategy

SandRidge Energy, Inc.

123 Robert S. Kerr Avenue

Oklahoma City, OK 73102-6406

(405) 429-5515

Cautionary Note to Investors - This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to, the information appearing under the heading “Operational Guidance.” These statements express a belief, expectation or intention and are generally accompanied by words that convey projected future events or outcomes. The forward-looking statements include descriptions of our operations, development plans and appraisal programs and projections and estimates of capital expenditures and other operating costs, general and administrative costs, efficiency initiative outcomes, infrastructure investments, oil and natural gas production, rates of return, and derivative transactions. We have based these forward-looking statements on our current expectations and assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. However, whether actual results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, including the volatility of oil and natural gas prices, our success in discovering, estimating, developing and replacing oil and natural gas reserves, actual decline curves and the actual effect of adding compression to natural gas wells, the availability and terms of capital, the ability of counterparties to transactions with us to meet their obligations, our timely execution of hedge transactions, credit conditions of global capital markets, changes in economic conditions, the amount and timing of future development costs, the availability and demand for alternative energy sources, regulatory changes, including those related to carbon dioxide and greenhouse gas emissions, and other factors, many of which are beyond our control. We refer you to the discussion of risk factors in Part I, Item 1A - “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2013. All of the forward-looking statements made in this press release are qualified by these cautionary statements. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on our Company or our business or operations. Such statements are not guarantees of future performance and actual results or developments may differ materially from those projected in the forward-looking statements. We undertake no obligation to update or revise any forward-looking statements.

SandRidge Energy, Inc. (NYSE: SD) is an oil and natural gas company headquartered in Oklahoma City, Oklahoma with its principal focus on exploration and production. SandRidge and its subsidiaries also own and operate gas gathering and processing facilities, saltwater gathering and electrical infrastructure facilities and conduct marketing operations. In addition, Lariat Services, Inc., a wholly-owned subsidiary of SandRidge, owns and operates a drilling rig and related oil field services business. SandRidge focuses its exploration and production activities in the Mid-Continent region of the United States. SandRidge’s internet address is www.sandridgeenergy.com.